COMMERCIAL LINE OF CREDIT NOTE AND LOAN AGREEMENT

$1,500,000.00 **Ridgefield, Connecticut** **December 10, 2004**

FOR VALUE RECEIVED, the undersigned, **PETALS DECORATIVE ACCENTS LLC**, a limited liability company organized and existing under the laws of the State of Delaware with a Connecticut office at 90 Grove Street, Suite 206, Ridgefield, Connecticut 06877; and **SOUTHRIDGE HOLDINGS LLC,** a limited liability company organized and existing under the laws of the State of Delaware and with a Connecticut office at 90 Grove Street, Ridgefield, Connecticut 06877, jointly and severally (if more than one), promise(s) to pay to the order of **FAIRFIELD COUNTY BANK CORP.**, a banking corporation organized and existing under the laws of the State of Connecticut with a principal place of business at 150 Danbury Road, Ridgefield, Connecticut 06877 (the "Lender") at Lender's said principal place of business, the principal sum of **ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($1,500,000.00)**, or so much thereof as may be advanced in accordance herewith, together with interest and other charges, as provided below (the "Loan"). The Borrower acknowledges that the Lender may transfer this Note and that the term "Lender" also refers to anyone who takes this Note by transfer and who is entitled to receive payments hereunder.

I. DEFINITIONS

"We," "us", "our" and "Lender" mean **FAIRFIELD COUNTY BANK CORP.**, a corporation organized and existing under the laws of the State of Connecticut and having its principal office at 150 Danbury Road, Ridgefield, Connecticut 06877, and its "successors and assigns."

"You," "your", "yours" and "Borrower" mean, individually and collectively, the following persons and/or entities: **PETALS DECORATIVE ACCENTS LLC** and **SOUTHRIDGE HOLDINGS LLC.**

"Account" means the Commercial Line of Credit Account.

"Checking Account" means the deposit account which you establish to facilitate repayment of amounts due and owing under this Agreement.

"Billing Cycle" means the periodic time intervals for which we analyze your Account activity. Your Account will generally have monthly Billing Cycle intervals, with monthly payments due on the first day of each month.

"Guarantor" means, individually and collectively, the persons and/or entities who are guaranteeing your obligations under this Agreement, and includes the following: **STEPHEN M. HICKS**.

"Security Agreement" means, individually and collectively, the separate agreement(s) which provide collateral security for the obligations of you, and include the following:

(1) A Security Agreement and UCC-1 Financing Statement granting a security interest in all of the assets of Petals Decorative Accents LLC. The UCC-1 Financing Statement shall be a first lien on all such assets filed in the records of the Secretary of the State of Delaware; and

(2) An Open-End Mortgage Deed and Security Agreement in the original principal sum of $1,500,000.00 from Southridge Holdings LLC. This mortgage is a second mortgage on **90 Grove Street, Units 001, 003, 105, 108, 109, 201, 202, 203-204, 205, 206 and 207, Executive Pavilion Condominium, Ridgefield, Connecticut**.

(3) An Assignment of Leases from Southridge Holdings LLC as additional security for the Mortgage described above.

II. THE COMMERCIAL LINE OF CREDIT AND INTEREST THEREON.

(1) LINE OF CREDIT. We are establishing a line of credit, pursuant to which you may obtain advances ("Loan Advances") up to the maximum aggregate principal sum of **ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00)** ("Credit Limit"). Once borrowed, Loan Advances may be repaid and reborrowed, so long as the aggregate principal amount outstanding at any one time does not exceed the Credit Limit.

You promise to repay to us or to our order all of the Loan Advances, plus interest, any fees (including Late Charges), and any other amounts you owe us hereunder, all in accordance with the terms of this Agreement.

(2) INTEREST CHARGES; VARIABLE RATE. You agree to pay all interest which accrues on outstanding principal balances. Interest will accrue as follows.

(a) The interest rate on the Account is variable. Your starting interest rate as of the date of this Agreement is **ONE PERCENT (1.00%)** per annum above a certain "Index." Your interest rate is a floating rate, meaning that it can change with each change in the "Index."

(b) The "Index" is the "Prime Rate" as published in the Wall Street Journal, Eastern Edition (the "Journal") under the designation "Money Rates" and shown as the "prime rate" or "base rate on corporate loans posted by at least 75% of the nation's thirty largest Lenders" or similar wording used by the Journal for that index. If more than one rate is used, the Lender will use the highest. If this index is no longer available or if the above described designations are changed by the Journal, the Lender can use its reasonable discretion to select a comparable substitute index.

(c) To calculate the interest charges for each day, we take the applicable annual interest rate and divide it by 360. This gives us a daily periodic rate, which we then apply to the outstanding principal balance for the actual number of days in the period. We will continue to charge you interest for as long as principal is outstanding under this Agreement, whether before or after the Final Maturity Date, whether before or after an Event of Default, and whether or not judgment is obtained.

III. REPAYMENT TERMS.

(1) ON DEMAND. The outstanding principal balance hereunder together with interest and other charges and fees shall be paid on or before the date payment is demanded by the Lender or if not sooner demanded, on **December 10, 2009. YOU UNDERSTAND AND AGREE THAT PAYMENT CAN BE DEMANDED AT ANY TIME. IN ADDITION, YOU UNDERSTAND AND AGREE THAT ALL AMOUNTS OWED BY YOU HEREUNDER, IF NOT SOONER DEMANDED AND/OR PAID, SHALL BE DEEMED TO HAVE BEEN AUTOMATICALLY DEMANDED AND SHALL BE DUE AND PAYABLE ON DECEMBER 10, 2009** (the"**Final Maturity Date**").

(2) MINIMUM MONTHLY PAYMENT. Each month, you will pay the interest which has accrued on the unpaid principal balances. When interest has accrued, payments of interest will be due and payable on the first day of each Billing Cycle ("Minimum Payment").

(3) LATE CHARGES. If we do not receive the full amount of your Minimum Payment within fifteen calendar days from the date it is due, we may charge you a late charge ("Late Charge") equal to the greater of $25 or 5% of the unpaid part of your Minimum Payment(s) (including any unpaid Minimum Payments from prior Billing Cycles). This Late Charge is due and payable on the date it is assessed.

(4) AUTOMATIC PAYMENT FROM CHECKING ACCOUNT. By signing this Agreement, you authorize us to take payments due under this Agreement directly from the Checking Account. This includes the monthly Minimum Payments, Late Charges, if any, amounts demanded pursuant to this Agreement, and any fees and expenses otherwise imposed under this Agreement.

You agree that you will deposit and maintain sufficient funds on balance in the Checking Account to ensure that all such payments can be made on the dates they are due from fully collected

and "available" funds. If sufficient funds are not available to make all or part of the payment when due, we can, at our option, continue to look to the Checking Account after the due date to see if adequate funds have become available. If adequate funds have become available, we can then, at our option, take all or part of the payment from the Checking Account. If and when we take this action, it will not prejudice our ability to impose a Late Charge, if applicable, demand repayment hereunder, declare an Event of Default, and/or pursue other rights and remedies available to us.

(5) APPLICATION OF PAYMENTS. Payments received by us with respect to this Agreement (including any prepayments) shall be applied first to any interest that is due and payable under this Agreement, then to Late Charges, if any, and finally to principal. We reserve the right, at our option, to apply a payment to any other charges or expenses owed by you in connection with this Agreement and/or owed by you or others in connection with any Security Agreement. If we elect to apply payments to such charges or expenses, we can do so before application to any other amount that you owe. The delay or failure to apply payments to such charges or expenses on one or more occasions shall not constitute a waiver of this right with respect to any charge or expense.

(6) PREPAYMENT. You may repay your Account balance in whole or in part at any time without penalty.

(7) ANNUAL CLEAN-UP PROVISION. You must repay to the Lender all amounts advanced under the terms of this Agreement at least once every twelve (12) months and, after such repayment, the Lender will not make any additional advances to you during the thirty (30) day period following such payment. It is the intent of this agreement that you maintain a zero balance on this Account for at least thirty (30) days every twelve (12) months.

(8) ANNUAL FEE. During the term of this Loan, the Borrower shall pay to the Lender an annual fee of $500.00. This fee shall be due on the **10th day of December, 2005** and on that day every twelve (12) months thereafter.

IV. TERMS AND CONDITIONS OF BORROWING.

(1) LOAN ADVANCES ARE DISCRETIONARY. You may, from time to time up until termination of the Account, submit requests to the Lender to obtain Loan Advances under this Agreement.

Your borrowing privileges under this Agreement are discretionary. This means that the Lender may approve or deny any such request for a Loan Advance in its sole discretion and for any reason whatsoever. In addition, this means that your ability to make requests for Loan Advances hereunder can be terminated by the Lender at any time for any reason (with or without an Event of Default) and without prior notice to you. Accordingly, you agree to monitor, on your own, the ongoing status of your borrowing privileges hereunder, and you understand that when planning and conducting your financial affairs, you must consider the discretionary nature of your borrowing privileges. No termination of borrowing privileges by the Lender shall affect or impair the obligations already incurred by you hereunder. Under no circumstances shall the aggregate amount of Loan Advances outstanding hereunder exceed the Credit Limit.

(2) PROCEDURES FOR OBTAINING LOAN ADVANCES. You hereby authorize the Lender to make Loan Advances hereunder by direct deposit to the Checking Account. Requests for Loan Advances under this Agreement may be made by telecopier of the telecopier number provided by US by you personally (if you are a natural person) or by one or more of the officer(s) or other person(s) authorized in the Borrowing Resolution which we received from you in connection with this Account. You agree that the Lender shall be entitled, without any independent investigation, to assume that the persons making telecopier requests for Loan Advances hereunder are whom they purport to be. In connection with any such request, you also agree to provide the Lender with such financial, credit and operational information that the Lender may, in its sole discretion, require (this requirement shall in no way be construed as a limitation on the Lender's ability to request information at other times in accordance with paragraph VI(1) below).

(3) EVIDENCE OF DEBT. You hereby authorize and direct us to enter on our records (including, without limitation, computer records) information pertaining to the Account, including, without limitation, information pertaining to the dates and amounts of Loan Advances and payments hereunder, and all such entries shall, in the absence of manifest error, be conclusive as to your indebtedness with us under this Agreement.

(4) CHANGES TO CREDIT LIMIT. We can increase your Credit Limit by giving you written notice to that effect. We can decrease your Credit Limit with or without advance notice to you.

V. EVENTS OF DEFAULT AND REMEDIES.

(1) DEFAULT. An "Event of Default" will occur if:

(a) You do not pay the full amount of any payment due and payable under this Agreement on the date it is due (including the date payment is demanded); or

(b) You are in default under any obligation that you have to pay anyone else; or

(c) Any proceeding is commenced under any Bankruptcy, insolvency or relief of debtors laws affecting you or any Guarantor; or

(d) You or any Guarantor shall die or be dissolved, as applicable; or shall make an assignment for the benefit of creditors; or shall have a receiver, custodian, trustee or conservator appointed for all or substantially all of your or such Guarantor's assets; or

(e) There is a default or breach under any other agreement you have with us or with respect to any promise you have made in this Agreement (including, without limitation, any promises to provide financial information); or

(f) There is a default or breach of the covenants contained in any Security Agreement; or

(g) All or any material part of the legal or equitable ownership interests of a Guarantor (including, without limitation, shareholder, membership and partnership interests in a Borrower) held as of the date hereof are assigned, transferred, sold or terminated without our prior written consent; or

(h) There is a material adverse change in the condition or affairs (financial or otherwise) of any Borrower or Guarantor, or a material adverse change (financial or otherwise) in the collateral which secures the obligations of a Borrower or a Guarantor, and such change causes us, in good faith, to become insecure with respect to the repayment and performance of this Agreement; or

(i) any event occurs, which with the passage of time or giving of notice or both, would become an Event of Default hereunder.

(2) REMEDIES. If an Event of Default has occurred, we may require you to pay immediately the full amount of unpaid principal, and all interest that you owe on that amount, plus any Late Charges, together with any other amounts owed to us under this Agreement or any Security Agreement. **This paragraph shall in no way be construed as a limitation on the Lender's right to demand payment of these amounts at any time, with or without an Event of Default.** We can also exercise our rights under applicable law, under any Security Agreement, and under any other agreement available to us. Our rights and remedies are cumulative, and we may exercise them in any order we choose.

(3) DEFAULT RATE. If an Event of Default occurs, in addition to any Late Charge, we may, at our option, increase the interest rate to an annual rate which is equal to the interest rate described in Section II(2) of this Agreement plus two percentage points (2.00%) (the "Default Rate"). Interest at this Default Rate shall be payable on the unpaid principal balance hereof from the date we determine (which may be retroactive to the date the Event of Default occurred) until the default is finally cured and you request reinstatement of the old rate in writing (and we have been

provided with satisfactory evidence of the cure and no other Event of Default exists). Interest at the Default Rate will accrue both before and after demand, and any Final Maturity Date, and whether or not judgment is obtained. If you request reinstatement in writing (and we have been provided with satisfactory evidence of the cure), the interest rate will revert to the annual rate of interest determined in accordance with Section II(2) above (unless another Event of Default exists). The language in this paragraph discussing what happens to the interest rate if a default is cured, shall in no way limit our right to demand payment or otherwise exercise rights described in Section V of this Agreement. A cure will not effect those rights.

(4) PAYMENT OF EXPENSES. You agree to pay, on demand, all costs of collection of this Note and Loan Agreement (which term shall include any renewal or extension hereof) incurred by us, including reasonable attorneys' fees and court costs.

(5) SET OFF. In addition to the rights you gave us in Subsection III (4), you hereby give us a lien on, a security interest in, and after the occurrence of an Event of Default an option to set off against, all deposits of yours at any time in any checking, savings or other account with the Lender in any order, to repay amounts outstanding hereunder, without prior demand or notice, regardless of the adequacy of any guarantees and/or collateral securing all or part of that indebtedness, and without resort to legal process or judicial proceedings, or other authorization.

(6) NO WAIVER. Neither failure or delay on our part to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

VI. GENERAL.

(1) FINANCIAL INFORMATION. You understand and agree that your financial condition (and the financial condition of any Guarantor) is of material and continuing importance to us. Accordingly, you hereby agree to **promptly** provide us with such financial information as we may request from time to time (including, if requested, information pertaining to any Guarantor). All such information shall be in form, scope and detail acceptable to us, and, if we so request, will be reviewed, compiled or audited by persons or firms reasonably acceptable to us (all at your expense).

(2) GIVING OF NOTICES. Unless the law requires a different method, any notice that must be given to you under this Agreement will be given by hand delivery, or by mailing it by first class mail, to the address, as applicable, stated below. It shall be mailed or delivered to you at a different address if you give us a notice of that different address.

Unless the law or this Agreement provides otherwise, all notices that must be given to the Lender under this Agreement will be given by mailing it by first class mail to the Lender at the address stated above in Section I (directed to the attention of the Community Lending Department) or to a different address if Lender gives you notice of that different address.

(3) OBLIGATIONS OF BORROWERS UNDER THIS AGREEMENT: You agree that if more than one Borrower signs this Agreement, each Borrower is fully and individually obligated to keep all of the promises made in this Agreement, including the promise to pay the full amount owed. We may enforce our rights under this Agreement against each Borrower individually or against some or all of the Borrowers together. This means that any one of the Borrowers may be required to pay all of the amounts owed under this Agreement. We do not have to notify any Borrower that the amounts due under this Agreement have not been paid by another Borrower. The Lender can repeatedly agree to extend this Agreement or release any collateral or any Guarantor without releasing any Borrower from responsibility under this Note. The Lender and any one or more Borrowers can agree to the release of one or more Borrowers without releasing any other Borrower from responsibility under this Agreement. The obligation of each Borrower is absolute and unconditional, and it is joint and several.

(4) CONNECTICUT LAW. This Agreement is being made and funded in the State of Connecticut and will be governed by the laws of the State of Connecticut.

(5) SEVERABILITY. If any part of this Agreement is found to be invalid, illegal or unenforceable by a court, the other parts of this Agreement will stay valid and enforceable and will be read as if the invalid or unenforceable part had not been included.

(6) CAPTIONS. The headings of the various sections, subsections and paragraphs of this Agreement are included for convenient reference only, and shall not be included in the interpretation of this Agreement.

(7) BINDING EFFECT. This Agreement shall be binding upon you and your successors and assigns (or, if applicable, executors and heirs). This Subsection VI(7) shall not, however, be construed as permitting you to assign your rights and/or responsibilities under this Agreement. You understand and agree that such an assignment is prohibited. We are permitted to assign our rights and benefits under this Agreement with or without advance notice to you.

(8) MODIFICATIONS. Except as otherwise provided herein, this Agreement may be amended only by a written agreement signed by you and the Lender.

(9) REPRESENTATIONS AND WARRANTIES. By signing below, you represent and warrant that as of the Date of this Agreement: (a) all financial information given to us in connection with this Agreement is accurate; (b) you have filed all state and federal tax returns required to be filed and paid all taxes related thereto; (c) you are in material compliance with all applicable laws (including environmental laws) governing your financial affairs and operations; (d) except as otherwise disclosed to the Lender in writing, there are no pending or threatened lawsuits or claims which could have a material adverse impact upon your financial affairs and/or operations.

(10) WAIVER OF NOTICE, HEARING AND BOND FOR PREJUDGMENT REMEDY YOU HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND, TO THE EXTENT ALLOWED UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW, HEREBY WAIVE (A) ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES TO WHICH ANY HOLDER OF THIS AGREEMENT MAY BECOME ENTITLED BY VIRTUE OF ANY DEFAULT UNDER A PROVISION OF THIS AGREEMENT OR UNDER ANY SECURITY AGREEMENT, AND (B) ALL RIGHTS TO REQUEST THAT THE HOLDER OF THIS AGREEMENT POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER OR ANY OTHER PERSON OR ENTITY LIABLE UNDER THIS AGREEMENT AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE HOLDER OF THIS AGREEMENT BY VIRTUE OF ANY DEFAULT UNDER THE PROVISIONS OF THIS AGREEMENT OR UNDER ANY SECURITY AGREEMENT, AND BORROWER HEREBY CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDY WITHOUT SUCH A BOND.

(11) WAIVER OF JURY TRIAL. YOU HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND YOU FURTHER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. YOU FURTHER WAIVE ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, YOU HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE

LENDER, NOR THE LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER PROVISION. YOU ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL INDUCEMENT TO THE LENDER'S DECISION TO ENTER INTO THIS AGREEMENT.

(12) SERVICE OF PROCESS. YOU HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CONNECTICUT AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON YOU, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE APPLICABLE ADDRESS STATED BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

SIGNATURE OF BORROWER. BY SIGNING BELOW, YOU AGREE, AS A BORROWER, TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AS OF THE DATE OF THIS AGREEMENT SHOWN ABOVE.

PETALS DECORATIVE ACCENTS LLC

By______________________________
Stephen M. Hicks, Manager
duly authorized

SOUTHRIDGE HOLDINGS LLC

By______________________________
Stephen M. Hicks, Manager
duly authorized

LOAN AGREEMENT

THIS AGREEMENT, dated as of this **10th** day of **December, 2004,** is by and between **PETALS DECORATIVE ACCENTS LLC,** a limited liability company organized and existing under the laws of the State of Delaware and having a Connecticut office located at 90 Grove Street, Ridgefield, Connecticut 06877; and **SOUTHRIDGE HOLDINGS LLC,** a limited liability company organized and existing under the laws of the State of Delaware and having a Connecticut office located at 90 Grove Street, Ridgefield, Connecticut 06877 (hereinafter referred to as "Borrower") and **FAIRFIELD COUNTY BANK CORP.,** a corporation organized and existing under the laws of the State of Connecticut and having its principal office at 150 Danbury Road, Ridgefield, Connecticut, its successor and or assigns (hereinafter referred to as "Lender").

WITNESSETH:

WHEREAS, pursuant to the terms of a certain Commitment Letter to the Borrower dated November 29, 2004, the Lender intends to make a certain loan to the Borrower; and

WHEREAS, as a condition of said Commitment Letter and the Loan, the undersigned are required to observe and abide by certain covenants with regard to business operations; and

WHEREAS, the undersigned Borrower has determined that it is in the best interests of the undersigned to enter into this Agreement;

NOW THEREFORE, in consideration of your having made or making, now or in the future, loans, advances, or otherwise giving credit to the Borrower in the amount of **ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00)** as evidenced by a certain Commercial Line of Credit Note and Loan Agreement dated December 10, 2004 (hereinafter referred to as "Note"), the undersigned hereby agree as follows:

1. The Borrower's monthly payment under the Note evidencing the Loan shall be automatically debited from an account established and maintained by the Borrower with the Lender for this purpose.

2. The failure by the Borrower to maintain such an account with a balance adequate for this purpose shall result in a **one-quarter percent (0.25%)** increase in the interest rate until the account is replenished.

3. The provisions of the Agreement are intended to supplement the terms of the Note, Mortgage Deed, and such other documents constituting the Loan Documents, and failure to comply herewith shall be an event of default under the terms of the Loan, entitling the Lender to any and all remedies as set forth in such Loan Documents, subject to the opportunity of the Borrower to cure such defaults thereunder.

Dated at Ridgefield, Connecticut, this **10th** day of **December, 2004.**

Signed, Sealed and Delivered
in the Presence of:

PETALS DECORATIVE ACCENTS LLC

______________________ By: ______________________
(witness as to both) Stephen M. Hicks, its Manager
duly authorized

SOUTHRIDGE HOLDINGS LLC

______________________ By: ______________________
Robert R. Jewell (witness as to both) Stephen M. Hicks, its Manager
duly authorized

STATE OF CONNECTICUT)
) **ss. Ridgefield** **December 10, 2004**
COUNTY OF FAIRFIELD)

Personally appeared **PETALS DECORATIVE ACCENTS LLC,** acting herein by Stephen M. Hicks, its Manager, duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said **PETALS DECORATIVE ACCENTS LLC,** before me,

____
Robert R. Jewell
Commissioner of the Superior Court

STATE OF CONNECTICUT)
) **ss. Ridgefield** **December 10, 2004**
COUNTY OF FAIRFIELD)

Personally appeared **SOUTHRIDGE HOLDINGS LLC,** acting herein by Stephen M. Hicks, its Manager, duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said **SOUTHRIDGE HOLDINGS LLC,** before me,

____
Robert R. Jewell
Commissioner of the Superior Court